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EXHIBIT 10

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our reports on the financial statements of JPF Variable Annuity Separate Account II dated March 29, 2002, and on the consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiaries dated February 4, 2002, in Post Effective Amendment No. 2 (Form N-4,
No. 333-42742) under the Securities Act of 1933 and Amendment No. 12
(Form N-4, No. 811-8374) under the Investment Company Act of 1940 and related Statement of Additional Information of The Allegiance Variable Annuity issued by Jefferson Pilot Financial Insurance Company.


Greensboro, North Carolina                     /s/ Ernst & Young LLP
April 30, 2002